UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	March 1, 2019

Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

(414) 355-0400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Corporate Controller and Principal Accounting Officer

On March 1, 2019, Badger Meter, Inc. (the “Company”) appointed Daniel R. Weltzien as its new Vice President - Controller and Principal Accounting Officer.  Mr. Weltzien will hold office until his successor has been elected or until his death, resignation or removal.  Mr. Weltzien, age 40, joined the Company January 1, 2019 as Vice President - Accounting and External Reporting.  Prior to joining the Company, Mr. Weltzien worked at Actuant Corporation for eight years in various accounting and financial positions of increasing responsibility.  Prior to Actuant, he spent eight years with Deloitte & Touche LLP.

Principal Accounting Officer Retirement

On December 28, 2018, the Company announced that Beverly L.P. Smiley, age 69, the Company’s Vice President - Controller and Principal Accounting Officer since 1997, would be retiring on March 31, 2019 after 46 years of service to the Company. She will serve as Vice President – Accounting and External Reporting effective March 1, 2019 until her retirement date.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: March 1, 2019	By:	/s/ Robert A. Wrocklage
Robert A. Wrocklage
Vice President – Finance, Chief Financial Officer
and Treasurer